  As filed with the Securities and Exchange Commission on September   , 1999.

                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                              Amendment No. 1

                                    to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                             TORCHMARK CORPORATION
             (Exact name of registrant as specified in its charter)
                Delaware                               63-0780404
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)
                               ----------------
                            2001 Third Avenue South
                           Birmingham, Alabama 35233
                                 (205) 325-4200
  (Address, including zip code, and telephone number of registrant's principal executive office)
                               ----------------
                            LARRY M. HUTCHISON, ESQ
                       Vice President and General Counsel
                            2001 Third Avenue South
                              Birmingham, AL 35233
                                 (205) 325-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                   Copies to:
        GREGORY S. CURRAN, ESQ.                 FRANCIS J. MORISON, ESQ.
      CHRISTOPHER B. HARMON, ESQ.                Davis, Polk & Wardwell
      Maynard, Cooper & Gale, P.C.                450 Lexington Avenue
  1901 Sixth Avenue North, Suite 2400           New York, New York 10017
       Birmingham, Alabama 35203                     (212) 450-4800
             (205) 254-1000
   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus
$300,000,000

     TORCHMARK CAPITAL TRUST I
     TORCHMARK CAPITAL TRUST II

[LOGO OF TORCHMARK CORPORATION]

Preferred
Stock,
Depositary
Shares      Trust Preferred Securities Guaranteed by
and Debt
Securities  Torchmark Corporation

--------------------------------------------------------------------------------
TORCHMARK CORPORATION

  .  may sell preferred stock to the public;

  .  may sell depositary shares representing preferred stock to the public;

  .  may sell debt securities to the public; and

  . will fully and unconditionally guarantee the payment by each trust of any trust preferred securities based on its obligations under a guarantee, a trust declaration and an indenture.

  . our principal executive offices are located at 2001 Third Avenue South, Birmingham, Alabama 35233, and our Telephone number is (205) 325-4200

THE TRUSTS

   Torchmark Capital Trust I and Torchmark Capital Trust II may:

  .  sell trust preferred securities to the public;

  .  sell trust common securities to Torchmark;

  . use the proceeds from these sales to buy an equal amount of debt securities of Torchmark; and

  . distribute the cash payments it receives on the debt securities it owns to the holders of the trust preferred and trust common securities.

   We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

  Investing in the securities involves risks. See "Risk Factors" beginning on page 3.

--------------------------------------------------------------------------------
   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

   This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                                        , 1999

                                 TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Risk Factors.............................................................   3
Forward-Looking Statements...............................................   6
Torchmark Corporation....................................................   7
The Trusts...............................................................   7
Use of Proceeds..........................................................   8
Ratio of Earnings from Continuing Operations to Combined Fixed Charges
 and Preferred Stock Dividends...........................................   8
Description of Securities................................................   9
Description of Capital Stock.............................................   9
Description of Depositary Shares.........................................  12
Description of the Trust Preferred Securities............................  15
Description of Debt Securities...........................................  21
Description of the Trust Preferred Securities Guarantees.................  29
Relationship Among the Trust Preferred Securities, the Trust Preferred
 Securities Guarantee and
 the Debt Securities Held by Each Trust..................................  31
Plan of Distribution.....................................................  32
Legal Opinions...........................................................  32
Experts..................................................................  33
Where You Can Find More Information......................................  33

                                  RISK FACTORS

   Investing in securities offered by this prospectus involves certain risks. Any of the following risks could materially adversely affect our business operating results and financial condition and could result in a loss of your investment. You should carefully consider the following risks as well as the other information contained or incorporated by reference in this prospectus before purchasing the securities.

   In this prospectus, "we", "us", "our" and "Torchmark" refer to Torchmark Corporation. Unless the context otherwise requires, "Trusts" refers to Torchmark Capital Trust I and Torchmark Capital Trust II.

We Operate in a Mature, Highly Competitive Industry, Which Could Limit Our Ability to Gain or Maintain Our Position.

   Life and health insurance is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Insurance is a highly competitive industry and we encounter significant competition in all lines of business from other insurance companies, many of which have greater financial resources than us, as well as competition from other providers of financial services.

   The life and health insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Also, mutual insurance companies are converting to stock ownership which will give them greater access to capital markets than in the past.

   Our ability to compete is dependent upon, among other things, our ability to attract and retain distribution channels to market our insurance and investment products, our ability to develop competitive and profitable products, our ability to maintain low unit costs, and our maintenance of strong financial strength ratings from rating agencies.

A Ratings Downgrade Could Adversely Affect Our Ability to Compete.

   Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. A downgrade in the ratings of our insurance subsidiaries could adversely affect their ability to sell their products and their ability to compete for attractive acquisition opportunities.

   Rating organizations assign ratings based upon several factors. While most of the considered factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control. For the past several years rating downgrades in the industry have exceeded upgrades.

Declining Interest-Rates Could Negatively Affect Our Spread Income.

   Sudden and/or significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited rates paid on outstanding policies. Declining interest rates can negatively affect our spread income. While we attempt to manage our investments to preserve spread income, we can give no assurance that a significant decline in interest rates will not materially affect such spreads. In addition, lower interest rates may result in lower sales of our insurance and investment products.

Regulatory Changes Could Adversely Affect Our Business.

   Our insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. State agencies have broad administrative power over many aspects of the insurance business, which may include premium rates, marketing practices, advertising, licensing agents, policy forms, capital adequacy and permitted investments. Government regulators are concerned primarily with the protection of policyholders rather than our shareholders. Insurance laws, regulations and policies currently affecting us and our subsidiaries may change at any time having an adverse effect on our business. Furthermore, we cannot predict the timing or form of any future regulatory initiatives.

   Medicare Supplement insurance constitutes a significant portion of our health insurance business. Because of increasing medical cost inflation and concerns about the solvency of the Medicare program, it is likely that changes will be made to the Medicare program in the future. These changes could have an adverse effect on our business.

The Tax Treatment of Our Policyholders' Earnings Could Change.

   Under the Internal Revenue Code of 1986, as amended, income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of our products a competitive advantage over other non-insurance products. To the extent that the internal revenue code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including our subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies.

Industrywide Litigation Concerning Sales Practices, Agent Misconduct, Failure to Supervise Agents, and Other Matters Could Result in Substantial Judgments Against Us.

   A number of civil jury verdicts have been returned against insurers in the jurisdictions in which we do business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In some states, including Alabama, juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damages suit. We, like other insurers, in the ordinary course of business, are involved in such litigation or alternatively in arbitration. The outcome of any such litigation or arbitration cannot be predicted with certainty. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments.

Our Investments are Subject to Market Risks.

   Our invested assets are subject to customary risks of defaults and changes in market values. Factors that may affect the overall default rate on, and market value of, our invested assets include interest rate levels, financial market performance, and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

Anti-takeover Provisions in Our Governing Documents and Delaware Law Could Prevent or Delay a Change in Control of Torchmark.

   Our governing documents contain provisions that make it more difficult to implement corporate actions that may have the effect of delaying, deterring or preventing a change in control. A stockholder might consider a change in control in his or her best interest because he or she might receive a premium for his or her common stock. Examples of these provisions include:

  . a vote of more than 80% of the outstanding voting stock is required for stockholders to amend specified provisions of the governing documents;

  . our board of directors is divided into three classes, each serving three-year terms;

  . members of our board of directors may be removed only for cause and only upon the affirmative vote of at least 80% of the outstanding voting stock; and

  . a vote of more than 80% of the outstanding voting stock is required to approve specified transactions between us and any person or group that owns at least 10% of our voting stock.

   Our board of directors has the ability, without stockholder action, to issue shares of preferred stock that could, depending on their terms, delay, discourage or prevent a change in control of Torchmark. In addition, the Delaware General Corporation Law, under which we are incorporated, contains provisions that impose restrictions on business combinations such as mergers between us and a holder of 15% or more of our voting stock. You should read the "Description of Securities" section for a more complete description of these provisions.

Year 2000 Computer Compliance Issues May Adversely Affect Us.

   The new millennium poses a significant concern to all businesses which use computer systems or electronic data in their operations. This concern arises because the computer systems and programs used by organizations cannot always identify a proper date. For many years, programs were written using a two digit code to represent a year. At the beginning of the year 2000, more digits are needed to accurately determine the date in these programs. Without addressing this issue, many computer programs could fail or produce erroneous results. Additionally, companies which are electronically engaged with other businesses or which rely on other businesses for services are exposed to risk of failure by the electronic devices and computer systems of those other entities which are not Year 2000 compliant. The potential of failure of these systems creates considerable uncertainty and could potentially adversely affect the ongoing operations and stability of a business.

   Torchmark is exposed to these risks should its computer systems fail due to date-related problems. We are also reliant on a number of third party businesses and governmental agencies with which we either interact electronically or depend upon for services in the conduct of our business. These institutions include but are not limited to banks, financial institutions, telecommunication companies, utilities, mail delivery organizations, and a variety of governmental agencies. Should our computer systems or the systems of our third-party business partners not be compliant, we may be exposed to considerable risks, including business interruption, loss of revenue, increased expense, loss of policyholders, and litigation.

   To reduce our business risk to an acceptable level, we have established a project plan to insure that our business-critical computer systems will be Year 2000 compliant. This plan also addresses third-party compliance issues. Under the direction of executive management, objectives and timetables have been set forth to achieve compliance in each geographic location where Torchmark operates. Progress toward achieving those objectives is constantly monitored. We currently expect the entire project, including all Year 2000 testing activities, to be completed during 1999.

   As of June 30, 1999, Torchmark remains on schedule to meet all of its Year 2000 compliance requirements. All known required software changes have been completed, and further testing currently in process is planned to be completed in 1999. With regard to third party concerns, we have in process the following procedures:

    (1) We are confirming, with our software vendors, the Year 2000 readiness of our purchased software packages on all of our computer platforms;

    (2) We are verifying the Year 2000 compliance status of our financial business partners' computer and data communications systems to insure readiness, including data interface testing with third parties; and

    (3) All of our electronic operational systems (telephones, security, utility, environmental) are being evaluated for Year 2000 compliance.

   There can be no assurances that our Year 2000 efforts will be successful, that interactions with other service providers with Year 2000 issues will not impair our operations, or that the Year 2000 issue will not otherwise adversely affect us.

   Should some of our systems not be available due to Year 2000 problems, in a reasonably likely worst case scenario, we may experience significant delays in our ability to perform certain functions, but we do not expect an inability to perform critical functions or to otherwise conduct business. However, other worst case scenarios, depending upon their duration, could have a material adverse effect on us and our operations.

Our Ability to Pay Principal, Interest and/or Dividends on Offered Securities is Limited by the Amounts Our Subsidiaries May Pay to Us.

   Our ability to pay principal and interest on any Debt Securities or dividends on any Preferred Stock is affected by the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends on their common stock and preferred stock held by us. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. For example, under certain state insurance laws, an insurance company generally may pay dividends only out of its unassigned surplus as reflected in its statutory financial statements filed in that state.

   We can give no assurance that more stringent restrictions will not be adopted from time to time by states in which our insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to us by such subsidiaries without affirmative prior approval by state insurance regulatory authorities. In addition, we rely on our ability to increase our premiums based upon a number of factors including loss experience. Our inability to obtain approval of rate increases in a timely manner from state insurance regulatory authorities could adversely impact our business and the ability of our insurance subsidiaries to declare and distribute dividends.

   Our results may vary from year to year on account of fluctuations in policy claims received by us. A significant increase in policy claims could adversely impact our business and the ability of our insurance subsidiaries to declare and distribute dividends.

   In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our insurance subsidiaries, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payments. Creditors of subsidiaries would have to be paid in full before our creditors, including holders of debt securities, and would be entitled to receive any payment from the assets of such subsidiary.

                           FORWARD-LOOKING STATEMENTS

   This prospectus and the information incorporated by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 that reflect Torchmark's current view with respect to future events and financial performance. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties, including those identified in "Risk Factors," as well as those noted in the documents incorporated by reference which could cause actual results to differ materially from historical results or anticipated results. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Torchmark undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

                             TORCHMARK CORPORATION

   Torchmark is an insurance and diversified financial services holding company that provides individual life and supplemental health insurance and related products. Torchmark was incorporated in Delaware on November 19, 1979. It is the ultimate parent company of Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, United Investors Life Insurance Company, and American Income Life Insurance Company. Torchmark's principal executive offices are located at 2001 Third Avenue South, Birmingham, Alabama 35233, and its telephone number is (205) 325-4200.

                                   THE TRUSTS

   We created two Delaware business trusts by executing, as sponsor, two Declarations of Trust with four appointed trustees for each trust. The trusts are named Torchmark Capital Trust I and Torchmark Capital Trust II (each, a "Trust"). Prior to the issuance of trust preferred securities, we will file an Amended and Restated Declaration of Trust for the Trust that will issue the trust preferred securities. The trust declaration will state the terms and conditions for the Trust to issue and sell its preferred securities and its common securities. A form of trust declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

   Each Trust will exist solely to:

  .  issue and sell its trust preferred and trust common securities;

  . use the proceeds from the sale of its trust preferred and trust common securities to purchase a series of our debt securities; and

  . engage in other activities that are necessary or incidental to these purposes.

   We will purchase all of the trust common securities of each Trust. Unless otherwise stated in the applicable prospectus supplement, the trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Trust's total capitalization. The trust preferred securities will represent the remaining approximately 97% of such Trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under the related trust declaration has occurred, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will rank lower in priority of payment than the trust preferred securities.

   We will guarantee the trust preferred securities as described later in this prospectus and the applicable prospectus supplement.

   We have appointed four trustees to conduct the Trusts' business and affairs:

  .  Bank One Delaware, Inc. as the Delaware trustee; and

  .  three officers of Torchmark as the regular trustees.

   Only Torchmark, as the only holder of the trust common securities of each Trust, can remove or replace the trustees. In addition, we can increase or decrease the number of trustees. The majority of trustees, however, will always be regular trustees.

   We will pay all fees and expenses related to each Trust and to each offering of the related preferred securities, except each Trust will pay for its obligations under the related trust preferred and trust common securities.

   The Trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the Trusts will not have any independent operations. The Trusts exist solely for the reasons stated above.

                                USE OF PROCEEDS

   The net proceeds of the sale of the trust common and trust preferred securities issued by each Trust will be invested by the applicable Trust in the related series of our debt securities. Unless otherwise stated in the applicable prospectus supplement, we intend to use those proceeds, in addition to the net proceeds of any securities sold by us, for possible repurchases of our outstanding securities and for general corporate purposes, including working capital, repayment of bank debt, acquisitions and other business opportunities.

         RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table presents the ratio of earnings from continuing operations to combined fixed charges and preferred stock dividends for Torchmark for the periods indicated.

                                                             Six  Months Ended
                                    Years Ended December 31,     June 30,
                                    ------------------------ -----------------
                                    1994 1995 1996 1997 1998       1999
                                    ---- ---- ---- ---- ---- -----------------
Ratio of earnings from continuing
 operations to combined fixed
 charges and preferred stock
 dividends:
Excluding interest credited on
 deposit products.................. 4.8  4.4  5.2  5.3  6.9
Including interest credited on
 deposit products.................. 3.1  2.8  3.1  3.1  3.8

   For purposes of computing these ratios, earnings represent consolidated income before income taxes and fixed charges. Combined fixed charges represent interest expense, including interest credited on deposit products where indicated, and that portion of rental expense deemed representative of the interest factor. The denominator is increased for preferred stock dividend requirements which represent the amount of pre-tax earnings required to cover such dividend requirements.

                           DESCRIPTION OF SECURITIES

   This prospectus contains a summary of our preferred stock, depositary shares, debt securities, preferred securities of the Trusts, and preferred securities guarantees of Torchmark relating to each Trust. The securities issued by the Trusts will be identical to each individual Trust, except as otherwise described in the prospectus supplement for such securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

                          DESCRIPTION OF CAPITAL STOCK

   The following descriptions of our capital stock are not complete. You should also read our Restated Certificate of Incorporation, as amended, our Bylaws and the Delaware General Corporation Law. We have filed copies of the Restated Certificate of Incorporation and the Bylaws with the SEC. These documents are incorporated by reference into the registration statement of which this prospectus is a part.

   We have 325,000,000 shares of capital stock authorized, of which 320,000,000 shares are common stock and 5,000,000 shares are preferred stock. As of June 30, 1999, we had 133,257,162 shares of common stock issued and outstanding, and 299,493 shares of our preferred stock were issued and outstanding.

Preferred Stock

   We are authorized to issue 5,000,000 shares of preferred stock, 299,493 shares of which currently are issued and outstanding. The following is a general description of the terms of our preferred stock. The particular terms of any series of preferred stock offered hereby will be set forth in a prospectus supplement relating to such securities. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designations adopted by our Board of Directors or a duly authorized committee of our board. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designations relating to such series. In all respects, regardless of series, the preferred stock will rank in preference to Torchmark's common stock as to payment of dividends and as to distribution of assets of Torchmark upon the liquidation, dissolution or winding up of Torchmark. Upon issuance against full payment of their purchase price, shares of preferred stock will be fully paid and nonassessable.

   Dividends. Holders of a series of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors out of any funds legally available for that purpose, dividends in cash at such rates, payable on such dates in each year and in respect of such dividend periods, as stated in Torchmark's Restated Certificate of Incorporation or the certificate of designations for that series of preferred stock, before any dividends may be declared, paid or set apart for payment upon the common stock or any other class of stock ranking junior to that series of preferred stock. No dividend may be declared or paid on any series of preferred stock unless at the same time a dividend in like proportion to the designated dividend amounts has been declared or paid on each other series of preferred stock then issued and outstanding ranking prior to or on a parity with that particular series with respect to the payment of dividends. Dividends on preferred stock may be either cumulative or noncumulative.

   Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock of each series (if any shares thereof are then issued and outstanding) will be entitled to payment of the applicable liquidation price or prices plus accrued dividends, out of our available assets, in preference to the holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up.

   Redemption and Conversion. Each series of preferred stock will be subject to redemption, if applicable, on such terms, at such prices and on such dates as may be set forth in the applicable certificates of designations. The preferred stock will not be convertible.

   Voting Rights. The holders of the preferred stock have no voting rights except as specifically required by statute and except for certain voting rights specifically provided in Torchmark's Restated Certificate of Incorporation or the certificates of designations creating the various series of such stock. Voting rights of the preferred stock will be noncumulative.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Restated Certificate of Incorporation and Bylaws

Delaware Law

   As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts specified business combinations between us and an "interested stockholder" or its affiliates or associates for a period of three years following the time that the stockholder becomes an "interested stockholder." In general, an "interested stockholder" is defined for purposes of Delaware law as a stockholder owing 15% or more of our outstanding voting stock. The restrictions do not apply if:

  . prior to an interested stockholder becoming such, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  . upon completion of the transaction which resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by employee stock ownership plans and persons who are both directors and officers of Torchmark; or

  . at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

   Under some circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Restated Certificate of Incorporation and Bylaw Provisions

   The summary below describes certain provisions of our Restated Certificate of Incorporation and Bylaws which may have the effect, either alone or in combination with the provisions of Section 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in such stockholder's best interest. Those provisions include:

  .  restrictions on the rights of stockholders to remove directors;

  . prohibitions against stockholders calling a special meeting of stockholders or acting by unanimous written consent in lieu of a meeting; and

  . restrictions on business combination transactions with "interested stockholders."

   Number of Directors; Classified Board of Directors; Removal; Filling Vacancies. Our Bylaws provide that the number of directors shall consist of not less than seven nor more than 15 persons which exact number shall be fixed by a majority vote of the board of directors. The board of directors are divided into three classes with the classes to be as nearly equal in number as possible. The directors serve three year terms.

   Our Bylaws provide that any vacancies will be filled by the affirmative vote of a majority of the remaining directors, or if all directors have been removed, by a majority vote of the stockholders. Accordingly, absent an amendment to the Bylaws, our board of directors could prevent any stockholder from enlarging the board of directors and filling the new directorships with such stockholder's own nominees. Moreover, our Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of our voting stock.

   The classification of directors could have the effect of making it more difficult for stockholders to change the composition of the board of directors. At least two annual meetings of stockholders, instead of one, are generally required to effect a change in a majority of the board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of the stockholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the board of directors would be beneficial to us and our stockholders and whether or not a majority of our stockholders believe that such a change would be desirable.

   The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Torchmark, even though such an attempt might be beneficial to us and our stockholders. The classifications of the board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of Torchmark and remove a majority of the board of directors, the classification of the board of directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of our stock. Accordingly, stockholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

   No Stockholder Action by Written Consent; Special Meetings. Our Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders, and stockholder action may not be taken by written consent in lieu of a meeting. Special meetings of stockholders can be called only by our board of directors by a resolution adopted by a majority of the board of directors, upon not less than ten nor more than 60 days' written notice. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business described in the notice of meeting given by the board of directors, unless the consideration of new business is approved by the unanimous consent of all the stockholders entitled to vote at the meeting.

   The provisions of our Restated Certificate of Incorporation and Bylaws prohibiting stockholder action by written consent and permitting special meetings to be called only at the request of a majority of the board of directors, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of a majority of the board of directors, by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.

   Fair Price Provisions Involving Business Combinations. Our Restated Certificate of Incorporation contains a "fair price" provision that applies to certain business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock--such person, entity or group is referred to in the Restated Certificate of Incorporation as an "interested stockholder". This provision requires the affirmative vote of the holders of not less than 80% of our voting stock to approve specified transactions between an interested stockholder or its affiliate and us or our subsidiaries, including:

  .  any merger or consolidation;

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (in one transaction or a series of transactions) having a fair market value of $5,000,000 or more;

  . the issuance or transfer of any of our securities or any of our subsidiaries' securities by us or any of our subsidiaries to an interested stockholder in exchange for cash, securities or other property having a fair market value of $5,000,000 or more;

  . the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested stockholder or its affiliate;

  . any reclassification of securities, recapitalization, or any other transaction involving us or any of our subsidiaries that would have the effect of increasing the voting power of an interested stockholder or its affiliate;

   This voting requirement will not apply to any transaction approved by a majority vote of the directors unaffiliated with the interested stockholder and existing before the interested stockholder became a stockholder. This voting requirement will also not apply to any transaction involving the payment of consideration to holders of Torchmark's outstanding capital stock in which certain minimum "fair price" and procedural requirements are met.

   This "fair price" provision could have the effect of delaying or preventing a change in control of Torchmark in a transaction of series of transactions that does not satisfy the stated criteria.

   Amendments. Ordinarily, the Bylaws may be amended by a majority vote of the board of directors or by a majority vote of stockholders at a special or annual meeting. However, the affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or to repeal certain provisions of our Bylaws and Restated Certificate of Incorporation, including those anti-takeover provisions discussed in this section.

   Issuance of Additional Preferred Stock. Our Restated Certificate of Incorporation authorizes the board of directors to create and issue additional preferred stock for such consideration and on such terms as it may determine. The rights assigned to a series of preferred stock by the board including voting, dividend and conversion rights, may delay, discourage or prevent a change in control of Torchmark. For example, the board of directors has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock with preferential voting rights to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

                        DESCRIPTION OF DEPOSITARY SHARES

   The following description of the depositary shares is not complete. You should also read the form of Deposit Agreement relating to the depositary shares and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. We have filed those documents with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

   If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us which will sometimes be referred to herein as the depositary. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

   The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

   The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

   If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

   If any series of preferred stock underlying the depositary shares is converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

   Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock.

   The depositary will mail notice of redemption or conversion to the record holders of the depositary shares which are to be redeemed or converted between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot or by proportionate allocation.

   After the date fixed for redemption or conversion, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

   When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to those instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

   We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that
(b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

   We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. If 90 days after the depositary has provided notice to us of its election to resign a new depositary has not been appointed, the depositary may terminate the Deposit Agreement. In addition, a Deposit Agreement will automatically terminate if:

  .  the depositary has redeemed all related outstanding depositary shares;
     or

  . we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees And Expenses

   We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation And Removal of Depositary

   At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

   The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange, our Restated Certificate of Incorporation or the Certificate of Determination to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary's obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   The following is a summary of the general terms of the trust preferred securities. We will file a prospectus supplement that may contain additional terms when a Trust issues preferred securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the trust preferred securities to be sold. You should also read the trust declaration for each Trust and the indentures between Torchmark and certain trustees relating to the issuance of the debt securities by Torchmark. We have filed these documents with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

   Each trust declaration authorizes the regular trustees to issue on behalf of a Trust one series of trust preferred securities that will have the terms described in a prospectus supplement. A Trust will use the proceeds from the sale of its preferred and common securities to purchase a series of our debt securities. The property trustee will hold the debt securities in trust for the benefit of the holders of the trust preferred and trust common securities.

   Torchmark will guarantee the trust preferred securities under a Trust Preferred Securities Guarantee. We will agree to make payments of distributions and payments on redemption or liquidation concerning a Trust's trust preferred securities, but only if the Trust has funds available to make those payments and has not done so. See "Description of the Trust Preferred Securities Guarantees" on page 26.

   The assets of a Trust available for distribution to the holders of its trust preferred securities will be limited to payments from us under the series of debt securities held by the Trust. If we fail to make a payment on the related debt securities, the Trust will not have enough funds to make related payments, including distributions on its preferred securities.

   Each guarantee, when taken together with our obligations under the related series of debt securities and the indenture and the related trust declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by a Trust.

   Each trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939. Each property trustee will act as indenture trustee for the trust preferred securities to be issued by the applicable Trust, in order to comply with the provisions of the Trust Indenture Act.

   Each series of trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or restrictions as are described in the relevant trust declaration or made part of the trust declaration by the Trust Indenture Act or by the Delaware Business Trust Act. The terms of the preferred securities will mirror the terms of the debt securities held by the applicable Trust.

   The prospectus supplement relating to the trust preferred securities of a Trust will describe the specific terms of the preferred securities, including:

  .  the name of the trust preferred securities;

  .  the dollar amount and number of trust preferred securities issued;

  . the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions and the place(s) where distributions and other amounts payable will be paid;

  .  any provision relating to deferral of distribution payments;

  .  the date from which distributions shall be cumulative;

  . the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which trust preferred securities will be purchased or redeemed, in whole or in part;

  . the terms and conditions, if any, upon which the applicable series of debt securities may be distributed to holders of such trust preferred securities;

  .  the voting rights, if any, of holders of the trust preferred securities;

  . any securities exchange on which the trust preferred securities will be listed;

  . whether such trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities.

   Each prospectus supplement will describe the United States federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by the prospectus supplement.

Liquidation Distribution Upon Dissolution

   Unless otherwise specified in the applicable prospectus supplement, each trust declaration states that the related Trust shall be dissolved:

  .  upon the expiration of the term of such Trust;

  .  upon the bankruptcy of Torchmark;

  . upon the filing of a certificate of dissolution or its equivalent by Torchmark;

  . upon the consent of at least a majority in liquidation amount of the trust preferred and trust common securities of the related Trust, voting together as a single class to dissolve the Trust;

  . 90 days after the revocation of our charter and the charter is not reinstated during that 90-day period;

  . upon the written direction from us and after the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the applicable Trust in exchange for those securities within 90 days after notice, as long as the regular trustees receive an opinion of counsel experienced in such matters to the effect that the holders of the trust preferred and the trust common securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the termination of the Trust and the distribution of the debt securities;

  . upon the occurrence of adverse tax or other specified events that cause the Trust to be dissolved and the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the Trust;

  . before the issuance of any securities with the consent of all regular trustees and Torchmark;

  . upon the redemption of all of the trust common and trust preferred securities of such Trust; or

  . upon entry of a court order for the dissolution of Torchmark or such Trust.

   Unless otherwise specified in the applicable prospectus supplement, in the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust preferred and trust common securities issued by the Trust will be entitled to receive:

  . cash equal to the aggregate liquidation amount of each trust preferred and trust common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

  . debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred and trust common securities are distributed to the holders of the trust preferred and trust common securities.

After the liquidation date is fixed for any distribution of debt securities:

  . the trust preferred securities will no longer be deemed to be outstanding;

  . DTC or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing debt securities to be delivered upon distribution with respect to the trust preferred securities held by DTC or its nominee; and

  . any certificates representing trust preferred securities not held by DTC or its nominee will be deemed to represent debt securities having a principal amount equal to the $25 stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the holder of those certificates presents them to the registrar for the trust preferred securities for transfer or reissuance.

   If the Trust cannot pay the full amount due on its trust preferred and trust common securities because it does not have enough assets for payment, then the amounts the Trust owes on its trust preferred and trust common securities will be proportionately allocated. However, if an event of default under the related trust declaration has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Declaration Events of Default

   An event of default under the indenture relating to a series of debt securities is an event of default under the trust declaration of the Trust that owns those debt securities. See "Description of Debt Securities--Events of Default."

   Under the trust declaration, we, as the holder of the trust common securities, will be treated as if we have waived an event of default under the trust declaration that affects us until all events of default under the trust declaration affecting the capital securities have been cured or eliminated.

   Torchmark and the regular trustees of a Trust must file annually with the applicable property trustee a certificate stating whether or not Torchmark is in compliance with all the applicable conditions and covenants under the related trust declaration.

   Upon the happening of an event of default under the trust declaration, the property trustee of the applicable Trust, as the sole holder of the debt securities held by that Trust, will have the right under any indenture to declare the principal of, premium, if any, and interest on such debt securities to be immediately due and payable.

   If a property trustee fails to enforce its rights under the related trust declaration or any indenture to the fullest extent permitted by law and by the terms of the trust declaration and any indenture, any holder of the trust preferred securities issued by the Trust may sue us, or seek other remedies, to enforce the property trustee's rights under the trust declaration or any indenture without first instituting a legal proceeding against the property trustee or any other person.

   If we fail to pay principal, premium, if any, or interest on a series of debt securities when payable, then a holder of the related trust preferred securities may directly sue us or seek other remedies, to collect its proportional allocation of payments owned.

Removal and Replacement of Trustees

   Only we, as the only holder of a Trust's trust common securities, have the right to remove or replace the trustees of such Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust declaration for that Trust.

Conversion or Exchange Rights

   The terms that govern whether trust preferred securities of any series are convertible into or exchangeable for our common stock or other securities of ours will be set forth in the prospectus supplement relating to the trust preferred securities. The terms will include provisions regarding whether conversion or exchange is mandatory, at the option of the holder or at our option and may include provisions that adjust the number of shares of our common stock or other securities of ours that the holders of trust preferred securities may receive.

Mergers, Consolidations or Amalgamations of the Trusts

   A Trust may not consolidate, amalgamate, merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation or other body ("Merger Event"), except as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust preferred and trust common securities or the other Trustees, consolidate, amalgamate, merge with or into, or be replaced by another Trust, provided that:

  .  the successor entity either:

    (1) assumes all of the obligations of the Trust relating to its trust preferred and trust common securities; or

    (2) substitutes for the Trust's trust preferred and trust common securities other securities substantially similar to the Trust's trust preferred and trust common securities, so long as the successor securities rank the same as the trust preferred and trust common securities for distributions and payments upon liquidation, redemption and otherwise;

  . we acknowledge a trustee of the successor entity who has the same powers and duties as the property trustee of the Trust as the holder of the particular series of debt securities;

  . the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its trust preferred and trust common securities or successor securities in any material way, except concerning any dilution of the holders' interest in the new entity;

  . the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

  .  the successor entity has a purpose identical to that of the Trust;

  . the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed;

  . prior to the Merger Event, we have received an opinion of counsel from a firm qualified to give such opinion stating that (a) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and (b) following the Merger Event, neither the Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

  . we guarantee the obligations of the successor entity under the successor securities in the same manner as in the applicable guarantee and the guarantee of the trust common securities for the Trust, if any.

   In addition, unless all of the holders of the trust preferred and trust common securities approve otherwise, a Trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declarations

   The holders of trust preferred securities have no voting rights except as discussed above and under "--Mergers, Consolidations or Amalgamations of the Trusts" and "Description of the Trust Preferred Securities Guarantees-- Amendments and Assignment," and as otherwise required by law and the trust declaration for the applicable Trust.

   A trust declaration may be amended if approved by a majority of the regular trustees, and in limited circumstances, the property trustee, of the applicable Trust. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

  . any action that would adversely affect the powers, preferences or special rights of the Trust's trust preferred and trust common securities, whether by way of amendment to such trust declaration or otherwise, or

  . the dissolution, winding-up or termination of the Trust other than under the terms of its trust declaration,

then the holders of the Trust's trust preferred and trust common securities voting together as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred and trust common securities affected by the amendment or proposal.

   If any amendment or proposal referred to above would adversely affect only the trust preferred securities or only the trust common securities of a Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class. Notwithstanding the foregoing, specified provisions of the trust declaration may not be amended without the consent of all holders of the trust's preferred and common securities.

   No amendment may be made to a trust declaration, if the amendment would:

  . cause the related Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

  . reduce or otherwise adversely affect the powers of the related property trustee, unless approved by that property trustee; or

  . cause the related Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

   The holders of a majority in aggregate liquidation amount of the trust preferred securities of each Trust have the right to:

  . direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

  . direct the exercise of any Trust or power conferred upon such property trustee under that Trust's trust declaration, including the right to direct the property trustee, as the holder of a series of debt securities, to

    (1) exercise the remedies available under any indenture involving the debt securities,

    (2) waive any event of default under any indenture that is waivable,

    (3) cancel an acceleration of the principal of the debt securities, or

    (4) consent to any amendment, modification or termination of the indenture where consent is required,

but if an event of default under any indenture has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the debt securities immediately due and payable. If, however, any indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of debt securities (a "super-majority"), then the property trustee for the trust preferred securities related to that series of debt securities must get approval of the holders of the same super-majority in liquidation amount of the trust preferred securities. In addition, before taking any of the foregoing actions, except for directing the time, method and place of conducting any proceeding for any remedy available to the property trustee, the property trustee must obtain an opinion of counsel from a firm qualified to give such opinion stating that the action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

   The property trustee of a Trust will notify all trust preferred securities holders of the Trust of any notice received from the Trustee concerning the debt securities held by the Trust.

   As described in each trust declaration, the regular trustee may hold a meeting to have trust preferred securities holders vote on a change or have them approve the change by written consent.

   If a vote of trust preferred securities holders is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means that:

  . we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

  . any trust preferred securities owned by us, the regular trustees or any of our respective affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustees

   The property trustees will be unaffiliated with us. For matters relating to compliance with the Trust Indenture Act, the property trustee of each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of an event of default under the trust declaration under the applicable Trust, undertakes to perform only those duties that are specifically stated in the applicable trust declaration and, upon an event of default under the trust declaration, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. In addition, a property trustee is under no obligation to exercise any of the powers given it by the applicable trust declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.


Miscellaneous

   The trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

  . the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

  . the Trust will be classified as a grantor trust for United States federal income tax purposes; and

  . the debt securities held by the Trust will be treated as indebtedness of Torchmark for United States federal income tax purposes.

   Torchmark and the trustees of a Trust are authorized to take any legal action that we and the trustees of that Trust determine to be necessary or desirable for such purposes so long as the action does not violate the Trust's certificate of trust or its trust declaration.

   Holders of trust preferred securities have no preemptive or similar rights.

   A Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

   The property trustee will promptly make distributions to the holders of the Trust's preferred securities and common securities out of funds received by such Trust from holding our debt securities.

Governing Law

   Each trust declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                         DESCRIPTION OF DEBT SECURITIES

   The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the Indentures described below.

   We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt ("Senior Debt Securities"), our senior subordinated debt ("Senior Subordinated Debt Securities"), our subordinated debt ("Subordinated Debt Securities") or our junior subordinated debt ("Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the "Subordinated Securities"). The Senior Debt Securities we offer will be issued under an Indenture Agreement dated February 1, 1987, between Torchmark and Morgan Guaranty Trust Company of New York, as the original trustee (the "Senior Indenture"). The Senior Indenture is incorporated by reference as an exhibit to the Registration Statement. The First National Bank of Chicago is the successor trustee under the Senior Indenture and has served in such capacity since August 8, 1994.

   The Senior Debt Securities will rank on an equal basis with all other unsecured debt of Torchmark except any subordinated indebtedness of Torchmark. In particular, the Senior Debt Securities will rank on an equal basis with our 8 1/4% Senior Debentures Due 2009, our 7 7/8% Notes Due 2023 and our 7 3/8% Notes due 2013.

   The Subordinated Securities we offer will be issued under a separate indenture between us and The First National Bank of Chicago, acting as trustee (the "Junior Indenture," and together with the Senior Indenture, the "Indentures"). We have filed the form of Junior Indenture as an exhibit to the Registration Statement of which this prospectus is a part. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities. All capitalized terms not defined herein have the meanings specified in the Indentures.

General Terms of The Indentures

   The Debt Securities will be unsecured general obligations of the Company. The Indentures do not limit the amount of debt securities that we may issue. The Indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.

   We may issue the debt securities issued under the Indentures as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount" ("OID") because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

   The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

  .  the title;

  . the designation, the aggregate principal amount and the authorized denominations;

  . whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  . whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

  .  the price or prices at which the debt securities will be issued;

  .  the date or dates on which principal is payable;

  . the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  . interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

  . the right, if any, to extend the interest payment periods and the duration of the extensions;

  .  our rights or obligations to redeem or purchase the debt securities;

  . conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  .  the currency or currencies of payment of principal or interest;

  . the terms applicable to any debt securities issued at a discount from their stated principal amount;

  . the terms, if any, under which any debt securities will rank junior to any of our other debt;

  . if the amounts of payments of principal or interest are to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect to them;

  . if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  . if applicable, covenants affording holders of debt protection against changes in our operations, financial condition or transactions involving us; and

  .  any other specific terms of any debt securities.

   The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted.

Senior Debt Securities

   Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

   Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

   Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior subordinated debt. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Junior Subordinated Debt Securities

   Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will state in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

   Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  .  the conversion or exchange price;

  .  the conversion or exchange period;

  . provisions regarding the ability of us or the holder to convert or exchange the debt securities;

  .  events requiring adjustment to the conversion or exchange price; and

  . provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Limitations on Liens

   We will not, and will not permit any of our subsidiaries to incur any indebtedness which is secured by an encumbrance of any nature (a "Mortgage") on the common stock of Liberty National, United American or Globe Life (the "Designated Subsidiaries"), unless the Senior Debt Securities and, if we so elect, any other indebtedness of ours ranking at least on an equal basis with the Senior Debt Securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness. We are not restricted, however, from incurring indebtedness for money borrowed secured as follows:

  (1) Mortgages securing indebtedness owed by a Designated Subsidiary to another Designated Subsidiary or to Torchmark;

  (2) pledges or deposits under workers' compensation or other similar laws and liens of judgments thereunder that are not currently dischargeable;

  (3) good faith deposits in connection with leases to which we or any Designated Subsidiary is a party;

  (4) deposits to secure our public or statutory obligations;

  (5) deposits in connection with obtaining or maintain self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters;

  (6) deposits in litigation or other proceedings;

  (7) Mortgages created by or resulting from any judgments or awards against us or the Designated Subsidiaries with respect to which we are in good faith prosecuting an appeal or other review proceedings, or Mortgages incurred by us or any Designated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation to which we are a party; or

  (8) Mortgages for taxes or assessments, governmental charges or levies not yet due or delinquent, or which can be paid thereafter without penalty, or which are being contested in good faith by appropriate proceedings.

Limitations on Sales of Capital Stock of Certain Subsidiaries

   Under the Senior Indenture, we are not permitted to issue, sell, transfer or dispose of (except to certain of our affiliates) any shares of capital stock of Liberty National, United American or Globe Life, unless the entire capital stock of such subsidiary is disposed of for consideration of cash or property, which, in the opinion of our Board of Directors, is at least equal to the fair value of such capital stock.

Consolidation, Merger or Sale

   We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the Indentures. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under either of the Indentures, and no event which, after notice or lapse of time or both, would become an event of default under either of the Indentures, has happened and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the Indentures, we will be discharged from all our obligations under the debt securities and the Indentures except in limited circumstances.

Events of Default

   The term "Event of Default," when used in the Indentures, unless otherwise indicated, means any of the following:

  . failure to pay interest for 30 days after the date payment is due and payable;

  . failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  . failure to make sinking fund payments after the date payment is due and payable (and in the case of the Senior Indenture, 10 days after the date payment is due);

  . failure to perform other covenants or breach of a warranty for 60 days in the case of the Junior Indenture and 90 days in the case of the Junior Indenture after notice that performance or cure of breach was required;

  .  events in bankruptcy, insolvency or reorganization of Torchmark; or

  . a default under any other indebtedness of Torchmark if Torchmark fails to pay a principal amount due in excess of $10,000,000 or if a principal amount in excess of $10,000,000 is declared due prior to the date it would have otherwise been due (which, in the case of the Junior Indenture, continues for 30 days after notice thereof).

   If an Event of Default involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If an Event of Default involving bankruptcy, insolvency or reorganization of Torchmark occurs under the Junior Indenture, then the principal of all prior subordinated debt securities will be immediately due and payable.

   We will be required to file annually with the trustee a certificate, signed by an officer of Torchmark, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indentures.

Registered Global Securities

   We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

   Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  .  by the depositary for such registered global security to its nominee;

  . by a nominee of the depositary to the depositary or another nominee of the depositary; or

  . by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

   The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  . ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

  . upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  . any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  . ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

   The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to transfer beneficial interests in registered global securities.

   So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  . will not be entitled to have the debt securities represented by a registered global security registered in their names;

  . will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  . will not be considered the owners or holders of the debt securities under the Indentures.

   Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the Indentures.

   We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

   We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither Torchmark, the trustee nor any other agent of Torchmark or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

   If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

   We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a common depositary for Euroclear System and Cedel Bank, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

   We can discharge or decrease our obligations under each of the Indentures as stated below.

   We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

   Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the Indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

  . we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series and any mandatory sinking fund payments;

  . we deliver to the trustee an opinion of counsel from a law firm qualified to give such opinion to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities; and

  . in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date or, in the case of covenant defeasance under the Junior Indenture, on the 61st day after the deposit date.

   Although we may discharge or decrease our obligations under the Indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indentures

   The Indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  .  secure any debt securities;

  .  evidence the assumption by a successor corporation of our obligations;

  .  add covenants for the protection of the holders of debt securities;

  .  add any additional events of default under the Indentures;

  .  cure any ambiguity or correct any inconsistency in the Indentures;

  . change or eliminate provisions of the Senior Indenture, provided such change or elimination will only become effective after all then current outstanding debt securities are no longer outstanding;

  .  establish the forms or terms of debt securities of any series; and

  . evidence and provide for the acceptance of appointment by a successor trustee.

   Each of the Indentures also provides that we and the trustee may, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of debt securities of all series of Senior Debt Securities or a majority in aggregate principal amount of debt permitted of all series of Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the applicable indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  .  change the stated maturity of any debt security;

  . reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest on any debt security;

  . change the currency in which the principal, premium, if any, or interest is payable;

  . reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  . impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  . reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the Indentures or, waive compliance with or default under certain provisions of the Indentures.

Concerning the Trustee

   The First National Bank of Chicago is the trustee under the both Indentures. Torchmark may also maintain banking and other commercial relationships with The First National Bank of Chicago and its affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of the trustee, should it become a creditor of Torchmark, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. A trustee under the Indentures will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Governing Law

   The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

   The following is a description of the material terms of the trust preferred securities guarantees. If we plan to issue a trust preferred securities guarantee in the future that differs from this description, we will file a prospectus supplement with the additional terms. You should also read the guarantees. We have filed the form of guarantees with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

   We will execute a guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise stated in a prospectus supplement, The First National Bank of Chicago will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The trustee will hold each guarantee for the benefit of the holders of the preferred securities of the applicable Trust.

   We will agree, as described in each guarantee, to pay in full to the holders of the trust preferred securities issued by the applicable Trust, the Guarantee Payments, when and as due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments ("Guarantee Payments"), if not previously paid by a Trust, will be covered by the applicable guarantee:

  . any accumulated and unpaid distributions required to be paid on the applicable trust preferred securities, if the Trust has funds available to make the payment;

  . the redemption price and all accumulated and unpaid distributions to the date of redemption, if the Trust has funds available to make the payment; and

  . upon a voluntary or involuntary dissolution, winding up or termination of the Trust, other than in connection with a distribution of debt securities to holders of the applicable trust preferred securities or the redemption of all the trust preferred securities, the lesser of:

    (1) the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accumulated and unpaid distributions on the trust preferred securities to the date of payment, if the Trust has funds available to make the payment; and

    (2) the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and termination of the Trust.

   Our obligation to make a Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

   No single document executed by us relating to the issuance of trust preferred securities will provide for a full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under any indenture and the applicable guarantee and trust declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust's obligations under its trust preferred securities.

Status of The Trust Preferred Securities Guarantees

   Each guarantee will constitute an unsecured obligation of Torchmark and will rank:

  . subordinate and junior in right of payment to all of our other liabilities, except those obligations made equal or junior to our obligations under a guarantee;

  . equal with the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

  .  senior to our common stock.

   Each trust declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the guarantee. Each guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing any other person or entity.

Termination of the Trust Preferred Securities Guarantee

   A guarantee will terminate upon the earlier of:

  . the full payment of the redemption price of the trust preferred securities and all accumulated and unpaid distributions with respect thereto;

  . the distribution of the underlying securities to the holders of trust preferred securities upon any conversion or exchange of the holder's trust preferred securities into the designated securities, if applicable;

  . the distribution to the applicable holders of trust preferred securities of the corresponding series of debt securities under the appropriate trust declaration; or

  . the full payment of the amounts payable under the appropriate trust declaration upon liquidation of the Trust.

   Each guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under such trust preferred securities or such guarantee.

Amendments and Assignment

   Changes to the guarantee that do not adversely affect the rights of holders of trust preferred securities may be made without the consent of those holders. Otherwise, a guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities. A description of the way to obtain any approval is described under "Description of the Trust Preferred Securities-- Voting Rights; Amendment of Declarations." All guarantees and agreements contained in the guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Trust Preferred Securities Guarantee Events of Default

   An event of default under a guarantee occurs if:

  . we fail to make any of our required payments or perform our obligations under the guarantee; or

  . we fail to deliver the designated securities upon an appropriate election by the holder of related trust preferred securities to convert or exchange the trust preferred securities into the designated securities, if applicable.

   The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each guarantee, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee relating to that guarantee or to direct the exercise of any Trust or power given to the trustee under the guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

   The trustee under a guarantee, will only perform the duties that are specifically described in the guarantee. The trustee will not be liable for any action taken or omitted in good faith and reasonably believed by it to be authorized or within its discretion under the guarantee. A trustee is under no obligation to exercise any of its powers as described in the applicable guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Miscellaneous

   Torchmark will pay all fees and expenses related to:

  . the offering of the trust preferred securities and the junior subordinated debentures;

  .  the organization, maintenance and dissolution of the Trusts;

  .  the retention of the trustees; and

  . the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

Governing Law

   The guarantees will be governed by and construed in accordance with the laws of the State of New York.

    RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED
        SECURITIES GUARANTEE AND THE DEBT SECURITIES HELD BY EACH TRUST

   We will guarantee payments of distributions and redemption and liquidation payments due on each series of the trust preferred securities, if the applicable Trust has funds available for the payments, as described under "Description of the Trust Preferred Securities Guarantees." No single document executed by us in connection with the issuance of any series of the trust preferred securities will provide for a full, irrevocable and unconditional guarantee of any trust preferred securities. It is only the combined operation of our obligations under the applicable guarantee, trust declaration and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its trust preferred securities.

   As long as we make payments of interest and other payments when due on the debt securities held by a Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that Trust, primarily because:

    . the aggregate principal amount of the debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and trust common securities;

    . the interest rate and interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

    . we will pay for any and all costs, expenses and liabilities of each Trust, except such Trust's obligations under its trust preferred securities; and

    . each trust declaration provides that the related Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

   If we do not make payments on the debt securities, the applicable Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the Trust's trust declaration if we make a payment to you in any legal action.

   A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing the applicable trustee, the Trust that issued the trust preferred security or any other person or entity.

                               PLAN OF DISTRIBUTION

   Torchmark may sell preferred stock, depositary shares or any series of debt securities and a Trust may sell trust preferred securities in one or more of the following ways from time to time:

  . to underwriters or dealers for resale to the public or to institutional investors;

  .  directly to institutional investors; or

  .  through agents to the public or to institutional investors.

   The prospectus supplements will state the terms of the offering of the securities, including:

  .  the name or names of any underwriters or agents;

  .  the purchase price of the securities;

  . the proceeds to Torchmark or the applicable Trust, as the case may be, from the sale;

  . any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  .  any initial public offering price;

  .  any discounts or concessions allowed or reallowed or paid to dealers;
     and

  .  any securities exchanges on which such securities may be listed.

   If underwriters are used in the sale, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If a dealer is used in the sale, we and/or a Trust, as the case may be, will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time for resale.

   Unless otherwise set forth in a prospectus supplement, there will be conditions to the underwriters' obligations to purchase any series of securities, and the underwriters will be obligated to purchase all of a series of securities, if any are purchased.

   Underwriters and agents may be entitled under agreements entered into with us and/or a Trust to indemnification by us and/or a Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution concerning payments that the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

   Each of the securities issued hereunder will be a new issue of securities and will have no prior trading market. Any underwriters to whom Torchmark or a Trust sells securities for public offering and sale may make a market in the securities, but no underwriter will be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

                                  LEGAL OPINIONS

   The validity of the securities being offered hereby is being passed upon for Torchmark and each Trust by Maynard, Cooper & Gale, P.C., Birmingham, Alabama, and with respect to certain matters of Delaware law relating to the validity of the trust preferred securities, by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to Torchmark and each Trust. If any of the securities are issued in an underwritten offering, it is expected that Davis Polk & Wardwell, New York, New York, will pass on certain legal matters for the underwriters.

                                      EXPERTS

   The consolidated financial statements incorporated in this prospectus by reference from Torchmark's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning Torchmark at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Torchmark. Our common stock is listed on the New York Stock Exchange and the International Stock Exchange in London, England. These reports, proxy statements and other information are also available for inspection at the offices of the National Association of Securities Dealers, Inc., Report Section, 1735 K Street N.W., Washington, D.C. 20006.

   This prospectus is part of a registration statement that we and the Trusts filed with the SEC. You can obtain the full registration statement from the SEC as indicated above, or from us.

   The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

  .  Annual Report on Form 10-K for the year ended December 31, 1998;

  .  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

  .  Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1999;
     and

  .  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

   We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.

   We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations Department, Torchmark Corporation, 2001 Third Avenue South, 16th Floor, Birmingham, Alabama 35233 (telephone (205) 325-4200).

   There are no separate financial statements of the Trusts in this prospectus. We do not believe such financial statements would be helpful because:

  . The Trusts are subsidiaries of Torchmark, which files consolidated financial information under the Exchange Act;

  . The Trusts do not have any independent operations other than issuing the preferred and common securities and purchasing our debt securities;

  . The Trusts' only material assets will be our debt securities when issued; and

  . The combined obligations of Torchmark under the debt securities, the Trust Preferred Securities Guarantees, the Declarations and the Indenture have the effect of providing a full, irrevocable and unconditional guarantee of the Trusts' obligations under their trust preferred securities. See "Description of Debt Securities," "Description of the Trust Preferred Securities Guarantees" and "Relationship Among the Trust Preferred Securities, the Trust Preferred Securities Guarantee and the Debt Securities Held by Each Trust."

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC Registration Fee.

      Securities and Exchange Commission Registration Fee............. $ 83,400
      Fees and Expenses of Trustees................................... $ 12,000
      Rating Agency Fees.............................................. $200,000
      Accounting Fees and Expenses.................................... $ 30,000
      Legal Fees and Expenses......................................... $150,000
      Printing Expenses............................................... $ 80,000
      Miscellaneous................................................... $ 25,000
                                                                       --------
       Total.......................................................... $580,400
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   Section 1 of Article Ninth of the Restated Certificate of Incorporation of Torchmark provides that a director will not be personally liable to Torchmark or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to Torchmark or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a distribution or approving a stock repurchase in violation of the Delaware General Corporation Law (the "Act"), or (d) for any transaction from which the director derived an improper personal benefit.

   Section 2(a) of Article Ninth provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, specific actions, suits or proceedings by reason of the fact that he or she is or was a director or officer of Torchmark (or is or was serving at the request of Torchmark as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Torchmark, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. With respect to derivative actions, indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Torchmark. Rights conferred hereby are contract rights and include the right to be paid by Torchmark the expenses incurred in defending the proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to Torchmark by the indemnified party of an undertaking to repay all amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) or otherwise. Torchmark may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

   Section 2(b) of Article Ninth provides that persons indemnified under
Section 2(a) may bring suit against Torchmark to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by Torchmark. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on Torchmark and neither the failure of Torchmark's Board of Directors, independent legal counsel or the shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation by ByLaws, or otherwise. Torchmark may maintain insurance, at its expense to protect itself and any directors, officers, employees or agents of Torchmark or other entity against any expense, liability or loss, whether or not Torchmark would have the power to indemnify such persons against such expense, liability or loss under the Act.

Item 16. Exhibits.

  1.1   Form of Underwriting Agreement*

  4.1   Certificate of Trust of Torchmark Capital Trust I**

  4.2   Certificate of Trust of Torchmark Capital Trust II**

  4.3   Declaration of Trust of Torchmark Capital Trust I**

  4.4   Declaration of Trust of Torchmark Capital Trust II**
  4.5 Indenture Agreement dated February 1, 1987 between Torchmark and Morgan Guaranty Trust Company of New York (as amended to appoint The First National Bank of Chicago as successor trustee) (Incorporated by reference from Exhibit 4(b) to Form S-3 of Torchmark Corporation (Registration No. 33-11716))

  4.6 Form of Amended and Restated Declaration of Trust of Torchmark Capital Trust I and II

  4.7   Form of Junior Subordinated Indenture

  4.8   Form of Trust Preferred Security (included in Exhibit 4.6)

  4.9 Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by Torchmark Capital Trust I and II

  4.10  Form of Deposit Agreement

  4.11  Form of Depositary Share (included in Exhibit 4.10)

  5.1 Opinion of Maynard, Cooper & Gale, P.C. as to the validity of the Preferred Stock, Debt Securities and Trust Preferred Securities Guarantee

  5.2 Opinion of Morris, Nichols, Arsht & Tunnell as to the validity of the Trust Preferred Securities
  8.1   Federal Income Tax Opinion of Maynard, Cooper & Gale, P.C.*

  12.1 Statement re: Computation of Ratio of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends of Torchmark**
  23.1  Consent of KPMG Peat Marwick LLP, Independent Auditors

  23.2  Consent of Maynard, Cooper & Gale, P.C. (included in Exhibits 5.1 and
        8.1)

  23.3  Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)

  24.1  Powers of Attorney for certain officers and directors of Torchmark**

  25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (Torchmark)**

  25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (Torchmark Capital Trust I)**

  25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (Torchmark Capital Trust II)**

*To be filed by amendment

**Previously filed

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act";

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percentage change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrants hereby undertake:

   (a) That, for purposes of determining any liability under the Securities Act, each filing of Torchmark's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one of the registrants of expenses incurred or paid by a director, officer or controlling registrant of expenses incurred or paid by a director, officer or controlling person of one of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants undertake that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, Torchmark hereby certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 17th day of September, 1999.

                                          Torchmark Corporation

                                                     /s/ C. B. Hudson
                                          By: _________________________________
                                                        C. B. Hudson
                                              Chairman, President and Chief
                                                    Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                            Title                    Date
              ---------                            -----                    ----

          /s/ C. B. Hudson             Chairman, President, Chief    September 17, 1999
______________________________________  Executive, Officer, and
             C. B. Hudson               Director

                  *                    Vice President and Chief      September 17, 1999
______________________________________  Accounting Officer
           Gary L. Coleman              (Principal Financial and
                                        Accounting Officer)

                  *                    Director                      September 17, 1999
______________________________________
            David L. Boren

                  *                    Director                      September 17, 1999
______________________________________
           Joseph M. Farley

                  *                    Director                      September 17, 1999
______________________________________
          Louis T. Hagopian

                  *                    Director                      September 17, 1999
______________________________________
        Joseph L. Lanier, Jr.
                  *                    Director                      September 17, 1999
______________________________________
           Mark S. McAndrew

                  *                    Director                      September 17, 1999
______________________________________
         Harold T. McCormick

                  *                    Director                      September 17, 1999
______________________________________
          George J. Records

                  *                    Director                      September 17, 1999
______________________________________
             R.K. Richey


    /s/ Larry M. Hutchison
*By: ____________________________
       Larry M. Hutchison
        Attorney-in-fact

   Pursuant to the requirements of the Securities Act of 1933, Torchmark Capital Trust I certifies that it is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 17, 1999.

                                          Torchmark Corporation Trust I

                                             /s/ Larry M. Hutchison

                                          By: ____________________________

                                            Name: Larry M. Hutchison

                                            Title: Regular Trustee

                                             /s/ Gary L. Coleman

                                          By: ____________________________

                                            Name: Gary L. Coleman

                                            Title: Regular Trustee

   Pursuant to the requirements of the Securities Act of 1933, Torchmark Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 17, 1999.

                                          Torchmark Capital Trust II

                                             /s/ Larry M. Hutchison

                                          By: ____________________________

                                            Name: Larry M. Hutchison

                                            Title: Regular Trustee

                                             /s/ Gary L. Coleman

                                          By: ____________________________

                                            Name: Gary L. Coleman

                                            Title: Regular Trustee